================================================================================

                                 $300,000,000

                        CONTAINER CORPORATION OF AMERICA

                       __% SERIES A SENIOR NOTES DUE 2004

                 UNCONDITIONALLY GUARANTEED ON A SENIOR BASIS BY


                          JEFFERSON SMURFIT CORPORATION
               (To be renamed JEFFERSON SMURFIT CORPORATION (U.S.))


                                      and


                                  $100,000,000

                       CONTAINER CORPORATION OF AMERICA

                      __% SERIES B SENIOR NOTES DUE 2002

                 UNCONDITIONALLY GUARANTEED ON A SENIOR BASIS BY


                         JEFFERSON SMURFIT CORPORATION
              (To be renamed JEFFERSON SMURFIT CORPORATION (U.S.))


                            UNDERWRITING AGREEMENT

                                 _______, 1994

================================================================================

                                   _________________,  1994



Morgan Stanley & Co.
  Incorporated
1251 Avenue of the Americas
New York, New York  10020

Dear Sirs:

                Container Corporation of America, a Delaware corporation (the "Company"), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the "Underwriter")
(i) $300,000,000 aggregate principal amount of its ____% Series A Senior Notes Due 2004 (the "Series A Senior Notes") to be issued pursuant to the provisions of an Indenture dated as of ______, 1994 (the "Series A Senior Note Indenture") among the Company, Jefferson Smurfit Corporation (to be renamed
Jefferson Smurfit Corporation (U.S.)), a Delaware corporation ("JSC"), as guarantor and __________________, as Trustee (the "Series A Senior Note Trustee"), and (ii) $100,000,000 aggregate principal amount of its ____% Series B Senior Notes Due 2002 (the "Series B Senior Notes", and collectively with the Series A Senior Notes, the "Securities") to be issued pursuant to the provisions of an Indenture dated as of ______, 1994 (the "Series B Senior Note Indenture", and collectively with the Series A Senior Note Indenture, the "Indentures") among the Company,
JSC as guarantor and _________________________, as Trustee
(the "Series B Senior Note Trustee", and collectively with the Series A Senior Note Trustee, the "Trustees").


                The Company and JSC have filed with the
Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus relating to the Securities and to JSC's unconditional guarantee of each of the Series A Senior Notes (the "Series A Guarantee") and the Series
B Senior Notes (the "Series B Guarantee", and collectively with the Series A Guarantee, the "Guarantees"). The registration statement as amended at the time it becomes effective, including the exhibits thereto, the documents incorporated by reference therein and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Securities, including the documents incorporated by reference therein, is hereinafter referred to as the "Prospectus".

                                   I.


                Each of the Company (other than as set forth in paragraph (g)) and JSC (other than as set forth in paragraph (f)) represents and warrants to the Underwriter that:

                (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's or JSC's knowledge, threatened by the Commission.

                (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of each of the Trustees.

                (c)     Each of the Company, JSC, JSC
        Enterprises, Inc. ("JSC Enterprises"), CCA Enterprises,
        Inc. ("CCA Enterprises") and Smurfit Newsprint
        Corporation ("SNC") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and JSC and their respective subsidiaries, taken as a whole. Neither the Company nor JSC has any "significant subsidiaries"
        (as defined in Rule 1.02 of the Commission's Regulation
        S-X) other than those referred to above.

                (d) This Agreement has been duly authorized, executed and delivered by each of the Company and JSC.

                (e)     On the Closing Date, each of the
        Indentures will have been duly qualified under the Trust Indenture Act and will have been duly authorized, executed and delivered by each of the Company and JSC and will be a valid and binding agreement of each of the Company and JSC, enforceable against each of the Company and JSC in accordance with its terms except to the extent that (a) enforcement thereof may be limited by
        (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 3.17 of each Indenture may be deemed unenforceable.

                (f) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be entitled to the benefits of the applicable Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except to the extent that (a) the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 3.17 of each Indenture may be deemed unenforceable.

                (g)     Each of the Guarantees has been duly
        authorized by JSC and, upon execution and delivery of the applicable Indenture by JSC, and assuming due execution and authentication of the Securities in accordance with the applicable Indenture, will be entitled to the benefits of the applicable Indenture and will be valid and binding obligations of JSC, enforceable in accordance with its terms except to the extent that (a) the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 3.17 of each Indenture may be deemed unenforceable.

                (h) The execution and delivery by each of the Company and JSC of, and the performance by each of the Company and JSC of its obligations under, this Agreement, the Indentures, the Securities and the Guarantees will not contravene any provision of applicable law or the certificate of incorporation or by-laws of either the Company or

        JSC, or any agreement or other instrument binding upon the Company or JSC or any of their respective subsidiaries that is material to the Company and JSC and their respective subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or JSC or any of their respective subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or JSC of its respective obligations under this Agreement, the Indentures, the Securities or the Guarantees, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the Guarantees.

                (i)     There has not occurred any material
        adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and JSC and their respective subsidiaries, taken as a whole, from that set forth in the Prospectus.

                (j)     There are no legal or governmental
        proceedings pending or, to the Company's or JSC's knowledge, threatened to which the Company or JSC or any of their respective subsidiaries is a party or to which any of the properties of the Company or JSC or any of their respective subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                (k) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                (l)     Neither the Company nor JSC is an
        "investment company" or an entity "controlled" by a company which is required to register as an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                (m) Other than as described in the Prospectus, each of the Company and JSC and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental
        Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable
        Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and JSC and their respective subsidiaries, taken as a whole.

                (n)     Each of the Company and JSC has
        complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).


                                   II.


                The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company (i) the Series A Senior Notes at _____% of their principal amount -- the purchase price -- plus accrued interest, if any, from __________, 1994 to the date of payment and delivery and (ii) the Series B Senior Notes at _____% of their principal amount -- the purchase price -- plus accrued interest, if any, from __________, 1994 to the date of payment and delivery.


                                  III.


                The Company is advised by you that you propose to make a public offering of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that (i) the Series A Senior Notes are to be offered to the public initially at ___% of their principal amount -- the public offering price -- plus accrued interest, if any, and to certain dealers selected by you at a price that represents a concession not in excess of ___% of their principal amount under the public offering price, and that you may allow, and such dealers may reallow, a concession, not in excess of ___% of their principal amount, to certain other dealers and (ii) the Series B Senior Notes are to be offered to the public initially at ___% of their principal amount -- the public offering price -- plus accrued interest, if any, and to certain dealers selected by you at a price that represents a concession not in excess of ___% of their principal amount under the public offering price, and that you may allow, and such dealers may reallow, a concession, not in excess of ___% of their principal amount, to certain other dealers.

                                   IV.


                Payment for the Securities shall be made (i) by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New
York, New York, or (ii), upon three business days' notice to the Underwriter, in same day funds by wire transfer to the Company's account at a bank designated by the Company, at 10:00 A.M., local time, on __________, 1994, or at such other time on the same or such other date, not later than __________, 1994, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date". If payment is to be made in same day funds, the Company agrees to pay to the Underwriter on the Closing Date interest on the purchase price payable pursuant to Section II hereof, for a period of one day, calculated at a rate equal to the cost of funds of the Underwriter.

                Payment for the Securities shall be made against delivery to you of the Securities registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid.


                                   V.


                The obligations of the Company and JSC and the obligations of the Underwriter hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

                The obligations of the Underwriter hereunder are subject to the following further conditions:

                (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                        (i)     there shall not have occurred any
                downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or JSC's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                        (ii)    there shall not have occurred any
                change, or any development involving a
                prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and JSC and their respective subsidiaries, taken as a whole, from that set forth in the Registration Statement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                (b) The Underwriter shall have received on the Closing Date a certificate from each of the Company and JSC, each dated the Closing Date and signed by an executive officer of the Company and JSC, as the case may be, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company and JSC contained in this Agreement are true and correct as of the Closing Date and that each of the Company and JSC has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing
        Date.

                        Each of the officers signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                (c) You shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Company and JSC, substantially to the effect that

                        (i)     each of the Company and JSC has
                been duly organized, and is subsisting and in good standing, as a corporation under the laws of the State of Delaware, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                        (ii)    this Agreement has been duly
                authorized, executed and delivered by each of the Company and JSC;

                        (iii)   each of the Indentures has been
                duly authorized, executed and delivered by each of the Company and JSC and is a valid and binding agreement of each of the Company and JSC, enforceable against each of the Company and JSC in accordance with its terms except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
                (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 3.17 of each Indenture may be deemed unenforceable;

                        (iv)    each of the Indentures has been
                duly qualified under the Trust Indenture Act of 1939;

                        (v)     the Securities have been duly
                authorized by the Company and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be entitled to the benefits of the applicable Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 3.17 of each Indenture may be deemed unenforceable;

                        (vi)    each of the Guarantees has been
                duly authorized by JSC and, upon execution and delivery of the applicable Indenture by JSC and when the Securities have been authenticated in accordance with the provisions of the applicable Indenture, will be entitled to the benefits of the applicable Indenture and will be a valid and binding obligation of JSC, enforceable against JSC in accordance with its terms except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
                (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 3.17 of each Indenture may be deemed unenforceable;

                        (vii)   the execution and delivery by each
                of the Company and JSC of, and the performance by each of the Company and JSC of its obligations under, this Agreement, the Indentures, the Securities (in the case of the Company) and the Guarantees (in the case of JSC) will not (a) violate or result in a breach of any term of the certificate of incorporation or by-laws of either the Company or JSC, (b) based upon a review of those laws, rules and regulations which, in such counsel's experience, are normally applicable to transactions of the type provided for in or by this Agreement, the Securities, the Guarantees and the Indentures, violate any provision of any federal or New York State law or the General Corporation
                Law of the State of Delaware, (c) conflict with any of the agreements or instruments listed on
                Schedule I thereto (except that such counsel need not express an opinion as to any ratio or financial or statistical covenant contained or incorporated in any of the agreements or instruments listed on
                Schedule I thereto), (d) to the best of such counsel's knowledge, violate any judgment, order or decree of any New York or Delaware governmental body, agency or court having jurisdiction over the Company or JSC and (e) based upon a review of those laws, rules and regulations which, in such counsel's experience, are normally applicable to transactions of the type provided for in or by this Agreement, the Securities, the Guarantees and the Indentures, no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the State of New York, the State of Delaware or the United States is required for the performance by the Company or JSC of its respective obligations under this Agreement, the Indentures, the Securities and the Guarantees, except such as may be (1) required and have been obtained under the Securities Act and the Trust Indenture Act and (2) required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the Guarantees;


                        (viii)  the statements contained (1) in the
                Prospectus under the caption "Description of the Senior Notes" and "Risk Factors - Tax Net
                Operating Loss Carryforwards" and (2) in the
                Registration Statement under Item 15 of Form S-2 under the Securities Act, in each case insofar as such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects, and the provisions of the contracts, agreements and instruments summarized under the aforementioned caption and item conform in all material respects to the descriptions thereof in the Prospectus and the Registration Statement;


                        (ix)    to such counsel's knowledge, there
                are no legal or governmental proceedings pending or threatened to which the Company or JSC is a party or to which any of their properties is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed or incorporated by reference as an exhibit thereto as required;

                        (x) the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder, except that, in each case, such counsel need not express any opinion as to the financial statements, schedules and other financial or statistical information included in the Registration Statement or the Prospectus or excluded therefrom, or the exhibits to the

                Registration Statement, including each Statement of Eligibility of the Trustee on Form T-1 (the
                "Forms T-1"); and


                        (xi)    neither the Company, JSC nor
                SIBV/MS Holdings, Inc. (to be renamed Jefferson Smurfit Corporation), a Delaware corporation, is an "investment company", as such term is defined in the Investment Company Act of 1940, as amended.


                In addition, such opinion shall state that such counsel has participated in the preparation of the Registration Statement and in conferences with officers and other representatives of the Company and JSC, the General Counsel of the Company and JSC, representatives of the independent public accountants for the Company and JSC, and with your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and need not make any independent check or verification thereof (other than to the extent set forth in subparagraph (viii) above), on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that either the Registration Statement, as of the date it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that such counsel need not express any opinion or belief with respect to the financial statements, schedules and other financial or statistical information included in the Registration Statement or the Prospectus or excluded therefrom, or the exhibits to the Registration Statement, including the Forms T-1.

                (d) You shall have received on the Closing Date an opinion, dated the Closing Date, of Michael E. Tierney, Vice President, General Counsel and Secretary of the Company and JSC, substantially to the effect that

                        (i)     each of the Company and JSC is
                duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and JSC and their respective subsidiaries, taken as a whole;

                        (ii)    each of JSC Enterprises, CCA
                Enterprises and SNC has been duly organized, and is subsisting in good standing as a corporation, under the laws of the State of Delaware, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and JSC and their respective subsidiaries, taken as a whole, and neither the Company nor JSC has any "significant subsidiaries" (as defined in Rule 1.02 of the Commission's Regulation S-X) other than those referred to above;

                        (iii)   this Agreement has been duly
                authorized, executed and delivered by each of the Company and JSC;

                        (iv)    each of the Indentures has been
                duly authorized, executed and delivered by each of the Company and JSC;

                        (v)     the Securities have been duly
                authorized and executed by the Company;

                        (vi)    each of the Guarantees has been
                duly authorized by JSC;

                        (vii)   the execution and delivery by each
                of the Company and JSC of, and the performance by each of the Company and JSC of its obligations under, this Agreement, the Indentures, the Securities (in the case of the Company) and the Guarantees (in the case of JSC) will not (a) violate or result in a breach of any term of the certificate of incorporation or by-laws of either the Company or JSC, (b) conflict with any agreement or other instrument binding upon the Company or JSC or any of their respective subsidiaries that is material to the Company and JSC and their respective subsidiaries, taken as a whole (except that such counsel need not express an opinion with respect to the compliance by the Company and JSC and their respective subsidiaries with any ratio or financial or statistical covenant contained or incorporated in any such agreement or instrument), (c) to the best of such counsel's knowledge, violate any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or JSC or any of their respective subsidiaries, and (d) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or JSC of its respective obligations under this Agreement, the Indentures, the Securities or the Guarantees, except such as may be (1) required and have been obtained under the Securities Act and the Trust Indenture Act and (2) required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and the Guarantees; and

                        (viii)  to the best of such counsel's
                knowledge, each of the Company and JSC (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health, the environment or hazardous or toxic substances or wastes, pollutants or contaminations ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and
                (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental
                Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and JSC and their respective subsidiaries, taken as a whole.

                (e)     You shall have received on the Closing
                Date an opinion, dated the
         Closing Date, of Shearman & Sterling, counsel for the
        Underwriter, covering the matters referred to in subparagraphs (ii), (iii), (iv), (v), (vi), (viii) (but only as to the statements in the Prospectus under "Description of the Senior Notes" and "The Underwriter") and (x), as well as the last subparagraph, of paragraph (c) above.

                The opinion of Skadden, Arps, Slate, Meagher & Flom and of Michael E. Tierney described in paragraphs
        (c) and (d) above shall be rendered to you at the request of the Company and JSC, and shall so state therein.

                (f) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                (g)     JSC and the Company shall have (i)
        entered into a loan agreement (the "New Bank Facilities") with a syndicate of banks with Chemical Bank as administrative agent providing for term loans in the aggregate amount of $1.2 billion and a revolving credit facility in the amount of $450 million to be available to JSC and the Company and (ii) borrowed under the New
        Bank Facilities at least an amount
        equal to the amount that, together with the net proceeds from the sale of the Securities, the SIBV Investment and the Equity Offerings (each as described in the Prospectus), is sufficient to repay all amounts outstanding under the 1989 Credit
        Agreement, the Secured Notes and the 1992 Credit
        Agreement, all as described in the Prospectus.  The New
        Bank Facilities shall contain terms and conditions no less favorable in any material respect to the Company, JSC and SIBV/MS Holdings, Inc. (to be renamed Jefferson
        Smurfit Corporation) (the "Parent") than the description thereof set forth in the Registration Statement when it was declared effective. The Company shall have provided to you and your counsel copies of all closing documents delivered to the parties to the New Bank
        Facilities as you or your counsel shall have reasonably requested.


                (h) A supplemental indenture reflecting the Proposed 1993 Note Amendment (as described in the Prospectus) to the Indenture relating to the Company's 9 3/4% Senior Notes due 2003 shall have been executed and become operative according to its terms.

                (i)     In each case as described in the
        Prospectus, (i) the Reclassification shall have been completed, (ii) the Parent, Smurfit International B.V. ("SIBV") and The Morgan Stanley Leveraged Equity
        Fund II, L.P. shall have entered into the Stockholders Agreement, (iii) the certificates of incorporation and bylaws of each of the Company, JSC and the Parent shall have been amended as described in the Prospectus and
        (iv) the Company, JSC and the Parent shall have received all consents or waivers in writing with respect to all material agreements under which consents or waivers are required to permit consummation of the Recapitalization Plan.

        The obligations of the Underwriter hereunder are also subject to the concurrent closing of (i) the sale of ___ shares of the Parent's Common Stock to SIBV for a purchase price of $100 million (the "SIBV Investment") and (ii) the sale of ____ shares of the Parent's Common Stock pursuant to the Underwriting Agreement between the Parent and Morgan Stanley
& Co. Incorporated, Kidder, Peabody & Co. Incorporated and
Salomon Brothers Inc, as representatives of the U.S.
Underwriters thereunder, and Morgan Stanley & Co.
International Limited, Kidder, Peabody International Limited, Salomon Brothers International Limited and S.G. Warburg Securities, as representatives of the International Underwriters thereunder, of even date herewith (the "Equity Offerings").


                                   VI.


                In further consideration of the agreements of the Underwriter herein contained, each of the Company and JSC covenants as follows:

                (a) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                (b)     Before amending or supplementing the
        Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, unless, in the reasonable judgment of the Company, JSC and their counsel, such amendment or supplement is necessary to comply with law, in which case, before amending or supplementing the Registration Statement or Prospectus, the Company or JSC will furnish you a copy of such proposed amendment or supplement and permit you a reasonable opportunity to comment thereon.

                (c) If, during such period after the first date of the public offering of the Securities as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers
        (whose names and addresses you will furnish to the Company and JSC) to which Securities may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate and
        (ii) any review of the offering of the Securities by the National Association of Securities Dealers, Inc.; provided that neither the Company nor JSC shall be obligated to so qualify the Securities if such qualification requires it to file any general consent to service of process or to register or qualify as a foreign corporation in any jurisdiction in which it is not so registered or qualified.

                (e)     To make generally available to the
        Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending June 30, 1995 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                (f)     During the period beginning on the date
        hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than the Securities) without your prior written consent.

                (g) To use the net proceeds received (i) by the Company and JSC from the sale of the Securities hereunder and (ii) from the Parent's sales of Common
        Stock pursuant to the Equity Offerings and the SIBV
        Investment, in the manner specified in the Prospectus under the captions "Use of Proceeds" and "Recapitalization Plan".

                (h)     To pay all document production charges
        and expenses of Shearman & Sterling, counsel for the Underwriter (but not including their fees for professional services), in connection with the preparation of this Agreement.


                                  VII.


                The Company and JSC agree jointly and severally to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or JSC shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company and JSC in writing by the Underwriter expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished to the

Underwriter any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus
(as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                The Underwriter agrees to indemnify and hold harmless the Company and JSC, their directors, their officers who sign the Registration Statement and each person, if any, who controls the Company or JSC within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and JSC to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company and JSC in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                In case any proceeding (including any
governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm
(in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company or JSC, as the case may be, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment, but only to the extent provided by the first and second paragraphs of this Article VII. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and JSC on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or JSC on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and JSC on the one hand and the Underwriter on the other hand from the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company or JSC on the one hand and of the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or JSC or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                The Company, JSC and the Underwriter agree that it would not be just or equitable if contribution pursuant to this
Article VII were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                The indemnity and contribution provisions contained in this Article VII and the representations and warranties of the Company and JSC contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company or JSC, their officers or directors or any person controlling the Company or JSC and (iii) acceptance of and payment for any of the Securities.


                                  VIII.


                This Agreement shall be subject to termination by notice given by you to the Company and JSC, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the
National Association of Securities Dealers, Inc., the Chicago
Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company or JSC shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                                   IX.


                This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

                If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or JSC to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or JSC shall be unable to perform its obligations under this Agreement or if this Agreement is terminated pursuant to
Article VIII hereof, the Company and JSC will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder. The Company shall not in any event be liable to the Underwriter for loss of anticipated profits from the transactions contemplated by this Agreement.

                This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               This Agreement shall be governed by and
construed in accordance with the internal laws of the State of New York.


                                               Very truly yours,

                                               CONTAINER CORPORATION OF AMERICA



                                               By ..............................
                                                  Name:
                                                  Title:


                                               JEFFERSON SMURFIT CORPORATION


                                               By .............................
                                                  Name:
                                                  Title:


Accepted, __________, 1994

MORGAN STANLEY & CO.
  INCORPORATED



By ..............................
   Name:
   Title: